UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2013

Pharma-Bio Serv, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50956	20-0653570
(Commission File Number)	(I.R.S. Employer Identification No.)

6 Road 696, Dorado, Puerto Rico	00646
(Address of Principal Executive Offices)	(Zip Code)

(787) 278-2709
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On January 31, 2013, San Juan Holdings, Inc. exercised a warrant to purchase 1,830,991 shares of common stock of Pharma-Bio Serv, Inc. (the "Company") at an exercise price of $.06 per share (the "Warrant").  The Company has received proceeds of $109,859.46  from the exercise of the Warrant.  After the issuance of the shares of common stock pursuant to the Warrant, the Company will have 22,664,686 shares of common stock outstanding.

The issuance of the shares of common stock upon the exercise of the Warrant is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), in accordance with Section 4(2) of the Act, as a transaction by an issuer not involving any public offering.  The Warrant was originally issued to San Juan Holdings, Inc. in 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA-BIO SERV, INC.

Date: February 6, 2013	By:	/s/ Pedro Lasanta
Pedro Lasanta
Chief Financial Officer and Vice-President Finance and Administration

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